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                                                                    Exhibit 23.1


             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


Objective Systems Integrators, Inc.:

We consent to the incorporation by reference in Registration Statement
No. 333-00986 of Objective Systems Integrators, Inc. on Form S-8 of our report dated August 2, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of Objective Systems Integrators, Inc. for the year ended June 30, 1996.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Objective Systems Integrators, Inc., listed in Item 14(a)(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE LLP

San Jose, California
September 25, 1996